Exhibit 99.1

   Regeneration Technologies Announces 2003 Year End, Fourth Quarter Results

               Company Posts Record Annual Revenue and Net Income;
                   Will Hold Conference Call at 5:30 p.m. EST

    ALACHUA, Fla., Feb. 5 /PRNewswire-FirstCall/ -- Regeneration Technologies, Inc. (Nasdaq: RTIX) (RTI), the Florida-based processor of orthopedic, cardiovascular and other allograft implants, announced today that the company's net revenues were $75.5 million for the full year 2003 and $12.4 million for the fourth quarter of 2003. This compares to net revenues of $69.1 for the full year 2002 and $20.9 for the fourth quarter 2002.
    For the full year 2003, the company reported net income of $6.4 million, compared to a net loss of $13.5 million for the year 2002. Net income per diluted share for 2003 was $0.24 compared to net loss per diluted share of $0.60 for the year 2002. For the fourth quarter ended December 31, 2003, the company reported net income of $1.5 million, compared to net income of $934,000 for fourth quarter 2002. Net income per diluted share for the fourth quarter was $0.05. This compares to net income per diluted share of $0.04 for fourth quarter 2002. Net income in the fourth quarter 2003 included the reversal of deferred tax valuation allowances of $2.7 million or $0.10 per diluted share.
    "We are pleased to report the highest annual net revenues and net income in the history of the company," said Brian K. Hutchison, RTI's chairman, president and CEO. "We have made progress resolving distribution issues, setting the stage for continued efficiency, effectiveness and steady growth in 2004."

    Outlook
    For the first quarter 2004, management expects net revenues to be between $21 and $23 million, and net income per share is expected to be between $0.04 and $0.06. For the full year 2004, the company's goal is to increase revenues by 20 percent or more in each of RTI's product categories.

    Conference Call
    RTI will hold a live conference call and simultaneous audio web cast today, Feb. 5, 2004 at 5:30 p.m. EST to discuss the fourth quarter and year end 2003 results. The conference call can be accessed by dialing 888-791-5525, passcode RTIXQ FOUR. The web cast can be accessed through the investor section of RTI's web site at www.rtix.com. A telephone replay of the call will be available through March 7, 2004 and can be accessed by calling 888-393-9638; the replay will also be available at www.rtix.com.

    About Regeneration Technologies, Inc.
    RTI processes allograft tissue into shaped implants for use in orthopedic, cardiovascular and other surgeries with a commitment to science, safety and innovation. By processing allograft tissue into forms that can be used in many types of surgical procedures, RTI enables patients to benefit from the gift of donated tissues.
    RTI also holds the patents on BioCleanse(TM), the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the allograft. The company has distributed more than 400,000 implants sterilized with the BioCleanse process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks and was named a 2004 Technology Pioneer by the World Economic Forum.

    Except for historical information, any statements made in this press release about the company's anticipated financial results, future operational results, regulatory approvals or changes to the company's agreements with its distributors are forward-looking statements subject to risks and uncertainties, such as those described in the company's public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company's SEC filings may be obtained by contacting the company or the SEC or by visiting RTI's web site at www.rtix.com or the SEC's web site at www.sec.gov.



               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
             Condensed Consolidated Statements of Operations and
                         Comprehensive Income (Loss)
                    (In thousands, except per share data)


                                Three months ended       Twelve months ended
                                   December 31,              December 31,
                                2003         2002         2003         2002

    Net revenues              $12,443      $20,902      $75,510      $69,060
    Costs of processing
     and distribution           8,344       13,571       42,766       44,879
    Gross profit                4,099        7,331       32,744       24,181

    Expenses:
      Marketing, general
       and administrative       5,269        4,924       23,515       29,236
      Research and
       development                773          631        2,441        2,460
      Restructuring and
       other charges               58          (62)         169        6,450
               Total
                expenses        6,100        5,493       26,125       38,146
    Operating (loss)
     income                    (2,001)       1,838        6,619      (13,965)
    Other (expense)
     income:
      Interest expense            (62)        (360)        (981)      (2,758)
      Interest income              43           44          235          186
               Total other
                (expense)
                income -
                net               (19)        (316)        (746)      (2,572)
    Income (loss) before
     income tax benefit
     (expense)                 (2,020)       1,522        5,873      (16,537)
    Income tax benefit
     (expense)                  3,477         (588)         483        3,032
    Net income (loss)           1,457          934        6,356      (13,505)

    Other comprehensive
     income (loss), net of
     tax:
      Unrealized
       derivative income
       (loss)                      --          150           --          443
    Comprehensive income
     (loss)                    $1,457       $1,084       $6,356     $(13,062)

    Net income (loss) per
     common share - basic       $0.05        $0.04        $0.24       $(0.60)
    Net income (loss) per
     common share -
     diluted                    $0.05        $0.04        $0.24       $(0.60)
    Weighted average
     shares outstanding -
     basic                 26,510,440   23,746,117   26,365,348   22,434,436
    Weighted average
     shares outstanding -
     diluted               27,042,522   24,557,808   26,999,175   22,434,436




                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                                   Net Revenues
                                  (In thousands)

                                       Three months ended Twelve months ended
                                          December 31,        December 31,
                                         2003      2002      2003      2002
      Fees from tissue distribution
        Spinal                          $5,068   $12,971   $45,306   $37,971
        Sports Medicine                  2,221     2,870     8,855    10,028
        Cardiovascular                   1,252     1,435     5,141     3,426
        General orthopedic               3,295     3,263    14,229    16,119
        Other non-tissue revenues          607       363     1,979     1,516
               Total                   $12,443   $20,902   $75,510   $69,060




                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                  (In thousands)



                                                 December 31,     December 31,
            Assets                                   2003              2002
    Current Assets:
      Cash and cash equivalents                    $10,051            $9,811
      Restricted deposits                           14,757            18,510
      Accounts receivable - net                      5,942            14,082
      Inventories                                   41,655            28,626
      Other current assets                           6,177             5,783
               Total current assets                 78,582            76,812
    Property, plant and equipment - net             43,689            50,575
    Other assets                                    14,145            13,803
                                                  $136,416          $141,190
       Liabilities and Stockholders' Equity
    Current Liabilities:
      Accounts payable                             $18,919           $26,526
      Other current liabilities                     19,967            24,534
               Total current liabilities            38,886            51,060
    Other liabilities                                5,133             7,508
               Total liabilities                    44,019            58,568

    Total stockholders' equity                      92,397            82,622
                                                  $136,416          $141,190



                 REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
                                  (In thousands)



                                         Three Months        Twelve Months
                                      Ended December 31,   Ended December 31,
                                        2003      2002      2003      2002
    Cash flows from operating
     activities:
      Net income (loss)                $1,457      $932    $6,356   $(13,505)
      Adjustments to reconcile net
       income (loss) to net cash
       (used in) provided by
       operating activities:
          Depreciation and
           amortization expense         1,252       789     4,782      3,226
          Change in working capital    (1,802)     (194)  (11,635)    11,405
          Other                        (3,919)      755    (1,401)     5,340
               Net cash (used in)
                provided by operating
                activities             (3,012)    2,282    (1,898)     6,466

    Cash flows from investing
     activities:
      Purchases of property, plant
       and equipment                      (74)   (3,322)   (1,427)   (15,658)
      Additional cash paid for
       purchases of assets                 --        --      (250)        --
      Proceeds from sale of property,
       plant and equipment              3,032        --     3,032         --
               Net cash provided by
                (used in) investing
                activities              2,958    (3,322)    1,355    (15,658)

    Cash flows from financing
     activities:
      Proceeds from stock offering         --    27,550        --     27,550
      Payments on capital lease and
       note obligations                  (445)  (15,894)   (1,888)   (17,224)
      Payment on term loan             (3,032)       --    (3,032)        --
      Decrease in restricted deposits   3,620        --     3,753         --
      Other                               237    (5,142)    1,950     (4,827)
               Net cash provided by
                financing activities      380     6,514       783      5,499

    Net increase (decrease) in cash
     and cash equivalents                 326     5,474       240     (3,693)
    Cash and cash equivalents,
     beginning of period                9,725     4,337     9,811     13,504
    Cash and cash equivalents, end of
     period                           $10,051    $9,811   $10,051     $9,811

SOURCE  Regeneration Technologies, Inc.
    -0-                             02/05/2004
    /CONTACT: Thomas Rose, Chief Financial Officer, or Wendy Crites Wacker, APR, Corporate Communications, both of Regeneration Technologies, Inc., +1-386-418-8888/
    /Web site:  http://www.rtix.com /
    (RTIX)

CO:  Regeneration Technologies, Inc.
ST:  Florida
IN:  BIO MTC
SU:  ERN ERP CCA